                                  EXHIBIT 11

                     ACCEPTANCE INSURANCE COMPANIES INC.
                    COMPUTATION OF INCOME (LOSS) PER SHARE
                Years Ended December 31, 1994, 1993, and 1992
                    (in thousands, except per share data)
                                 (unaudited)


                                                            Years Ended December 31,
                                                     -----------------------------------
                                                     1994(1)       1993(1)         1992
                                                     -------       -------        -------

PRIMARY EARNINGS PER SHARE:
   Income (loss) from continuing operations          $21,075       $ 7,586        $  (826)
   Adjustment for interest expense reduction
     and interest income from assumed proceeds         1,826         2,403             --
                                                     -------       -------        -------
   Adjusted income (loss) from continuing
     operations                                       22,901         9,989           (826)
   Loss on discontinued operations                        --            --            (83)
                                                     -------       -------        -------
   Adjusted net income (loss)                        $22,901       $ 9,989        $  (909)
                                                     =======       =======        =======

   Weighted average number of shares
     outstanding                                      10,351         8,335          3,432
   Adjustment for shares issuable                      3,069         3,227             --
                                                     -------       -------        -------
   Adjusted weighted average number of shares
     outstanding                                      13,420        11,562          3,432
                                                     =======       =======        =======
     Continuing operations                           $  1.71       $  0.86        $ (0.24)
     Discontinued operations                              --            --          (0.02)
                                                     -------       -------        -------

     Net income (loss) per share                     $  1.71       $  0.86        $ (0.26)
                                                     =======       =======        =======

FULLY DILUTED EARNINGS PER SHARE:
   Income (loss) from continuing operations          $21,075       $ 7,586        $  (826)
   Adjustment for interest expense reduction
     and interest income from assumed proceeds         1,757         2,483             --
   Adjustment for addback of interest
     on convertible notes                                 --           239(2)         633
                                                     -------       -------        -------
   Adjusted income (loss) from continuing
     operations                                       22,832        10,308           (193)
   Loss on discontinued operations                        --            --            (83)
                                                     -------       -------        -------
   Adjusted net income (loss)                        $22,832       $10,308        $  (276)
                                                     =======       =======        =======

   Weighted average number of shares
     outstanding                                      10,591         8,427          3,432
   Adjustment for effect of outstanding
     options and warrants                                 --            --              6
   Adjustment for shares issuable                      3,025         3,426             --
   Adjustment for convertible notes                       --           249(2)         633
                                                     -------       -------        -------

   Adjusted weighted average number of shares
     outstanding                                      13,616        12,102          4,071
                                                     =======       =======        =======
   Continuing operations                             $  1.68       $  0.85        $ (0.05)
   Discontinued operations                                --            --          (0.02)
                                                     -------       -------        -------
   Net income (loss) per share                       $  1.68       $  0.85        $ (0.07)(2)
                                                     =======       =======        =======

(1) For the years ended December 31, 1994 and 1993 the number of shares of the Company's common stock obtainable on exercise of outstanding options and warrants in the aggregate exceeds 20% of the common shares outstanding. Therefore, the method of calculating earnings per share has been adjusted accordingly as provided by APB Opinion No. 15.

(2)   This calculation is submitted in accordance with Regulation S-K Item 601
(b) (11) although it is contrary to paragraph 40 of APB Opinion No. 15 because it produces an anti-dilutive result.